SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  FORM 8-K/A-1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):             June 3, 1996

                        TESSCO Technologies Incorporated
             (Exact name of registrant as specified in its charter)


         Delaware                        0-24746                 52-0729657
(State or other jurisdiction of        (Commission            (I.R.S. Employer
incorporation)                         File Number)          Identification No.)


34 Loveton Circle, Sparks, Maryland                              21152-5100
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (410) 472-7000


                                 Not applicable
         (Former name or former address, if changed since last report)

Item 5.    Other Events.

                  On June 3, 1996, the Registrant and Cartwright Communications Company ("Cartwright") consummated the transactions contemplated by an Asset Purchase Agreement, whereby the Registrant acquired substantially all of Cartwright's assets (excluding real estate) for $3.0 million in cash and an $800,000 note, plus the net value of inventory, receivables and payables. The purchase price was determined by negotiation between the parties.

Item 7.           Financial Statements and Exhibits.

    (a) Financial Statements of Businesses Acquired.

               Index to Financial Statements

                                                                                                      Page
                                                                                                      ----
                 Report of Independent Public Accountants............................................  F-1
                 Balance Sheets (December 31, 1995 and 1994).........................................  F-2
                 Statements of Income (Years ended December 31, 1995, 1994 and
                   1993).............................................................................  F-3
                 Statements of Changes in Stockholder's Equity (Years ended December 31,
                   1995, 1994 and 1993)..............................................................  F-4
                 Statements of Cash Flows (Years ended December 31, 1995, 1994 and
                   1993).............................................................................  F-5
                 Notes to Financial Statements (December 31, 1995 and 1994)..........................  F-6

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholder of
Cartwright Communications Company:

We have audited the  accompanying  balance  sheets of Cartwright  Communications
Company (an Ohio S corporation) as of December 31, 1995 and 1994, and the related statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cartwright Communications Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP


Baltimore, Maryland,
    March 29, 1996

                       CARTWRIGHT COMMUNICATIONS COMPANY


                                 BALANCE SHEETS

                        AS OF DECEMBER 31, 1995 AND 1994



                                                                     1995         1994
                                                                  ----------   ----------
                                     ASSETS

CURRENT ASSETS:
    Cash and cash equivalents (Note 1)                            $  656,843   $  239,347
    Accounts receivable, net of allowance for doubtful accounts
       of $27,500 and $30,000                                      1,388,439    1,373,172
    Inventory (Notes 1 and 3)                                      2,180,596    2,482,280
    Prepaid expenses and other                                        15,614       17,659
                                                                   ---------    ---------

          Total current assets                                     4,241,492    4,112,458

PROPERTY AND EQUIPMENT, net (Notes 1 and 2)                          243,106      281,429
                                                                   ---------    ---------

          Total assets                                            $4,484,598   $4,393,887
                                                                   =========    =========

                      LIABILITIES AND STOCKHOLDER'S EQUITY


CURRENT LIABILITIES:
    Accounts payable                                                 682,628      889,243
    Accrued expenses (Note 4)                                        160,922      170,300
                                                                   ---------    ---------

          Total liabilities                                          843,550    1,059,543
                                                                   ---------    ---------

STOCKHOLDER'S EQUITY:
    Common stock, no par value; $5 stated value, 500
       shares authorized; 100 shares issued and outstanding              500          500
    Additional paid-in capital                                        49,500       49,500
    Retained earnings                                              3,591,048    3,284,344
                                                                   ---------    ---------

          Total stockholder's equity                               3,641,048    3,334,344
                                                                   ---------    ---------

          Total liabilities and stockholder's equity              $4,484,598   $4,393,887
                                                                   =========    =========




   The  accompanying  notes  are an  integral  part of these balance sheets.

                       CARTWRIGHT COMMUNICATIONS COMPANY


                              STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                        1995          1994          1993
                                     -----------   -----------   -----------

NET SALES (Note 1)                   $14,625,406   $14,741,210   $13,746,150

COST OF GOODS SOLD                    11,337,625    11,208,471    10,482,159
                                      ----------    ----------    ----------

          Gross profit                 3,287,781     3,532,739     3,263,991


SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSES (Note 1):                 2,196,050     2,036,932     1,915,120
                                      ----------    ----------    ----------

    Income from operations             1,091,731     1,495,807     1,348,871


INTEREST INCOME, net                      35,824        21,779        24,035
                                      ----------    ----------    ----------

NET INCOME                           $ 1,127,555   $ 1,517,586   $ 1,372,906
                                      ==========    ==========    ==========


INCOME PER COMMON SHARE DATA:

    NET INCOME PER COMMON SHARE      $    11,276   $    15,176   $    13,729
                                      ==========    ==========    ==========

    WEIGHTED AVERAGE SHARES
       OUTSTANDING                           100           100           100
                                      ==========    ==========    ==========




      The  accompanying  notes are an integral  part of these statements.

                       CARTWRIGHT COMMUNICATIONS COMPANY


                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                                   Common Stock                Additional                         Total
                                           ---------------------------------     Paid-in        Retained       Stockholder's
                                              Shares          Amount             Capital        Earnings          Equity
BALANCE, December 31, 1992                         100    $          500       $    49,500     $  2,343,717     $  2,393,717

    Net income                                      -                 -                  -        1,372,906        1,372,906

    Distributions to stockholder                    -                 -                  -       (1,449,865)      (1,449,865)
                                           -----------     -------------      -------------  --------------   --------------

BALANCE, December 31, 1993                         100               500             49,500       2,266,758        2,316,758

    Net income                                      -                 -                  -        1,517,586        1,517,586

    Distributions to stockholder                    -                 -                  -         (500,000)        (500,000)
                                           -----------     -------------      -------------  --------------   --------------

BALANCE, December 31, 1994                         100               500             49,500       3,284,344        3,334,344

    Net income                                      -                 -                  -        1,127,555        1,127,555

    Distributions to stockholder                    -                 -                  -         (820,851)        (820,851)
                                           -----------     -------------      -------------  --------------   --------------

BALANCE, December 31, 1995                         100     $         500        $    49,500  $    3,591,048     $  3,641,048
                                           ===========     =============        ===========  ==============   ==============


     The  accompanying  notes  are an  integral  part of these statements.

                       CARTWRIGHT COMMUNICATIONS COMPANY


                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                     1995              1994              1993
                                                               ---------------   ---------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                 $    1,127,555    $    1,517,586    $    1,372,906
    Adjustments to reconcile net income to cash
       flows provided by operating activities-
          Depreciation and amortization                                81,237            72,241            60,903
          Loss on disposal of property and equipment                       -                258                29
          (Increase) decrease in accounts receivable, net             (15,267)          111,070          (404,562)
          Decrease (increase) in inventory                            301,684          (564,965)         (285,488)
          Decrease (increase) in prepaid expenses and
              other                                                     2,045            (6,492)           (5,192)
          (Decrease) increase in accounts payable                    (206,615)         (564,955)          416,902
          (Decrease) increase in accrued expenses                      (9,378)           29,097            19,231
                                                               --------------    --------------    --------------

              Net cash flows provided by operating activities       1,281,261           593,840         1,174,729
                                                               --------------    --------------    --------------


CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                               (42,914)          (76,046)          (90,366)
                                                               --------------    --------------    --------------

              Net cash flows used in investing activities             (42,914)          (76,046)          (90,366)
                                                               --------------    --------------    --------------


CASH FLOWS FROM FINANCING ACTIVITIES:
    Distributions to stockholder                                     (820,851)         (500,000)       (1,449,865)
                                                               --------------    --------------    --------------

              Net cash flows used in financing activities            (820,851)         (500,000)       (1,449,865)
                                                               --------------    --------------    --------------


NET INCREASE (DECREASE) IN CASH AND CASH
    EQUIVALENTS                                                       417,496            17,794          (365,502)


CASH AND CASH EQUIVALENTS, beginning of period                        239,347           221,553           587,055
                                                               --------------    --------------    --------------

CASH AND CASH EQUIVALENTS, end of period                       $      656,843    $      239,347    $      221,553
                                                               ==============    ==============    ==============



      The  accompanying  notes are an integral  part of these statements.

                       CARTWRIGHT COMMUNICATIONS COMPANY


                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994



1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Company

Cartwright Communications Company (the Company) distributes two-way radio communications accessory equipment nationwide to two-way radio dealers and self-servicing end users such as utilities, telephone companies, cellular/SMR/paging operators and governmental agencies.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses in the financial statements and in the disclosures of contingent assets and liabilities. While actual results could differ from those estimates, management believes that actual results will not be materially different from amounts provided in the accompanying financial statements.

Revenue Recognition

The Company records sales when products are delivered to the customers. Discounts provided, which are principally volume related, are accrued at the time of the sale.

Advertising Costs

Advertising costs related to publishing the catalog and price book are expensed as incurred and are included in selling, general and administrative expenses in the accompanying statements of income.

Cash and Cash Equivalents

Cash  and  cash  equivalents   include  all  cash  balances  and  highly  liquid
investments in high credit quality financial institutions.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided for primarily using the straight-line method over the estimated useful lives of the related assets as follows:

                                                         Life

         Computer systems                               3 -  5 years
         Warehouse and office equipment                 5 - 10 years
         Vehicles                                       3 -  5 years
         Leasehold improvements                        10 - 40 years

Income Taxes

The Company and its stockholder have elected to be treated as an S corporation under Subchapter S of the Internal Revenue Code. As such, the Company's taxable income or loss for the periods was included in the individual income tax returns of its stockholder for federal and state income tax purposes. As a result, no provision for income taxes has been included in the accompanying statements of income.

2.     PROPERTY AND EQUIPMENT:

Property and equipment as of December 31, 1995 and 1994, are as follows:

                                                            1995        1994
                                                          ---------   ---------

        Computer systems                                  $ 232,342   $ 214,614

        Warehouse and office equipment                      326,247     301,060

        Vehicles                                            100,822     100,822

        Leasehold improvements                               41,184      41,185
                                                           --------    --------

                                                            700,595     657,681

        Less:  Accumulated depreciation and amortization   (457,489)   (376,252)
                                                           --------    --------

            Property and equipment, net                   $ 243,106   $ 281,429
                                                           ========    ========

Depreciation and amortization expense for fiscal years 1995, 1994 and 1993 was $81,237, $72,241 and $60,903, respectively.

3.     INVENTORY:

Had inventories been valued at first-in, first-out (FIFO) cost, they would have been $527,867 and $495,872 higher than reported for 1995 and 1994, respectively. Use of the FIFO method would have resulted in the following amounts:

                                     1995         1994         1993
                                  ----------   ----------   ----------

        Gross profit              $3,319,776   $3,554,560   $3,301,222

        Income from operations     1,123,726    1,517,628    1,386,102

        Net income                 1,159,550    1,539,407    1,410,137

4.     ACCRUED EXPENSES:

Accrued expenses as of December 31, 1995 and 1994, consist of the following:

                                            1995       1994
                                          --------   --------

        Accrued compensation              $ 91,063   $ 92,533

        Accrued personal property tax       49,186     47,000

        Other accrued expenses              20,673     30,767
                                           -------    -------

                                          $160,922   $170,300
                                           =======    =======

5.     "S" CORPORATION STOCKHOLDER DISTRIBUTIONS:

The Company made distributions to its stockholder during 1993, 1994 and 1995 to enable him to pay estimated taxes on the Company's taxable income.

6.     RELATED PARTY TRANSACTIONS:

The Company conducts its operations from office and warehouse facilities that are leased from its stockholder and related family members on a month-to-month basis. The Company is responsible for maintenance of the facilities, insurance coverage, taxes and utilities. The lease payments are adjusted for price-level changes. Rent expense was $123,815 for fiscal years 1995 and 1994, and $119,053 for fiscal year 1993.

7.     EMPLOYEE BENEFIT PLAN:

The Company maintains a 401(k) plan for the benefit of all eligible employees. At its discretion, the Company may make qualified non-elective contributions to the plan equal to 1/2% of the compensation of all eligible participants. In addition, the Company may also contribute discretionary profit sharing and matching contributions. Participants may make voluntary contributions to the plan up to 15% of their compensation (as defined). The Company's contributions charged to operations amounted to $22,506, $16,959 and $11,338 for fiscal years 1995, 1994 and 1993, respectively.

8.     SUBSEQUENT EVENT:

Subsequent to December 31, 1995, the Company began preliminary negotiations whereby certain operating assets of the Company would be sold to and trade payables would be assumed by an unrelated party.

         (b) Pro Forma Financial Information.

                  The following unaudited pro forma combined balance sheet and statement of income has been derived from the Company's balance sheet as of March 29, 1996 and the statement of income for the year ended March 29, 1996. Adjustments have been made to such information to give effect to the June 3, 1996 acquisition of substantially all of the assets of Cartwright. The pro forma combined balance sheet as of March 29, 1996 assumes that the purchase of Cartwright was consummated on the balance sheet date. The pro forma combined statement of income assumes the purchase of Cartwright was consummated at the beginning of the period presented. Cartwright's historical year end is December 31, and the information for Cartwright is for the twelve months ended December 31, 1995.

                  The following unaudited pro forma statement of income is not necessarily indicative of future results of operations of the Company or the results which would have occurred had the operations and management of the Company and Cartwright been combined during the period presented. In addition, the pro forma results are not intended to be a projection of future results. The unaudited pro forma statement of income should be read in conjunction with the financial statements of Cartwright included in the response to Item 7(a) above and the consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1996.

                        TESSCO Technologies Incorporated
                        Pro Forma Combined Balance Sheet
                              As of March 29, 1996
                                  (Unaudited)

                                     Assets

                                                 TESSCO          Cartwright
                                              Technologies     Communications        Pro Forma           Pro Forma
                                              Incorporated        Company           Adjustments          Combined
CURRENT ASSETS:
    Cash and marketable securities            $   439,400        $       --         $       --          $   439,400
    Trade accounts receivable, net             14,312,500         1,578,300                 --           15,890,800
    Product inventory                          13,689,400         1,917,100                 --           15,606,500
    Deferred tax asset                            280,600                --                 --              280,600
    Prepaid expenses and other current assets     566,700                --                 --              566,700
                                               ----------         ---------          ---------           ----------
          Total current assets                 29,288,600         3,495,400                 --           32,784,000

PROPERTY AND EQUIPMENT, net                     6,602,700           198,800                 --            6,801,500
DEFERRED TAX ASSET                                 87,900                --                 --               87,900
OTHER ASSETS                                      548,700                --          3,800,800(A)         4,349,500
                                               ----------         ---------          ---------           ----------
          Total assets                        $36,527,900        $3,694,200         $3,800,800          $44,022,900
                                               ==========         =========          ---------           ==========


                      Liabilities and Shareholders' Equity

CURRENT LIABILITIES:
    Borrowings under credit facility          $        --        $       --         $5,940,000(C)       $ 5,940,000
    Short-term note payable                            --                --            800,000(C)           800,000
    Current portion of capital lease
      obligations                                 126,400                --                 --              126,400
    Trade accounts payable                      9,642,700           755,000                 --           10,397,700
    Accrued expenses and other current
      liabilities                               2,129,700                --                 --            2,129,700
                                               ----------         ---------          ---------           ----------
          Total current liabilities            11,898,800           755,000          6,740,000           19,393,800

CAPITAL LEASE OBLIGATIONS, NET OF CURRENT
    PORTION                                        85,000                --                 --               85,000
OTHER LONG-TERM LIABILITIES                            --                --                 --                   --
                                               ----------         ---------          ---------           ----------
             Total liabilities                 11,983,800                --          6,740,000           19,478,800


COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
    Preferred stock                                    --                --                 --                   --
    Common stock                                   44,600                --                 --               44,600
    Additional paid-in capital                 18,232,900                --                 --           18,232,900
    Treasury stock, at cost                    (2,126,400)               --                 --           (2,126,400)
    Retained earnings                           8,393,000                --                 --            8,393,000
                                               ----------         ---------          ---------           ----------
          Total shareholders' equity           24,544,100                --                 --           24,544,100
                                               ----------         ---------          ---------           ----------
          Total liabilities and
             shareholders' equity             $36,527,900        $  755,000         $6,740,000          $44,022,900
                                               ==========         =========          =========           ==========

              See Notes to Pro Forma Combined Financial Statements

                        TESSCO Technologies Incorporated
                     Pro Forma Combined Statement of Income
                        Fiscal Year Ended March 29, 1996

                                                       TESSCO       Cartwright
                                                    Technologies  Communications     Pro Forma        Pro Forma
                                                    Incorporated      Company       Adjustments        Combined
                                                     -----------    -----------     -----------     -------------
Revenues....................................         $92,290,100    $14,625,400       $       -      $106,915,500
Cost of goods sold..........................          68,974,400     11,337,600               -        80,312,000
                                                     -----------    -----------       ---------      ------------
Gross profit................................          23,315,700      3,287,800               -        26,603,500
                                                                                              -
Selling, general and administrative expenses          17,126,700      2,196,100           3,400(B)     19,326,200

Income from operations......................           6,189,000      1,091,700          (3,400)        7,277,300

Interest, net...............................             179,000         35,800        (544,400)(C)      (329,600)
                                                     -----------    -----------       ---------       -----------

Income before provision for income taxes....           6,368,000      1,127,500        (547,800)        6,947,700
Provision for income taxes..................           2,327,000              -         231,800(D)      2,558,800
                                                     -----------    -----------       ---------       -----------
Net income..................................         $ 4,041,000    $ 1,127,500       $(779,600)     $  4,388,900
                                                     ===========   ============       =========       ===========

Primary earnings per share..................               $0.89                                            $0.96
                                                     ===========                                      ===========

Fully diluted earnings per share............               $0.88                                            $0.96
                                                     ===========                                     ============

Primary weighted average shares outstanding.           4,555,200                                        4,555,200
                                                     ===========                                     ============



Fully diluted weighted average shares outstanding      4,591,300                                        4,591,300
                                                     ===========                                     ============

                        TESSCO Technologies Incorporated
           Notes to Unaudited Pro Forma Combined Financial Statements


Note. 1      Acquisition of Cartwright Communications Company

On June 3, 1996, the Company acquired Cartwright through the acquisition of substantially all of Cartwright's assets (excluding real estate) for $3.0 million in cash and a $800,000 note, plus the net value of inventory, receivables and payables.

Note. 2      Pro Forma Adjustments

(A) The Cartwright Communications Company column reflects the assets and liabilities acquired in connection with the purchase agreement. Goodwill is calculated as follows:

      Purchase Price                                         $6,740,000
               Add:  Liabilities assumed-
                  Accounts payable                              755,000
               Less:  Assets acquired-
                  Accounts receivable                        (1,578,300)
                  Product inventory                          (1,917,100)
                  Property and equipment                       (198,800)
                                                              ----------
               Goodwill                                      $3,800,800

(B)  Amortization of Goodwill/Reduction of Operating Expenses

The pro forma statement of income assumes the purchase agreement was consummated at the beginning of the fiscal year ended March 29, 1996. Goodwill is to be amortized over 15 years which results in amortization of approximately $253,400 for the year ended March 29, 1996. In addition, the pro forma statement of income assumes certain operating expense reductions, primarily the elimination of the former stockholder's annual salary.

(C)  Interest Income and Interest Expense

The pro forma statement of income assumes the elimination of $35,800 of interest income of the acquired company as the purchase agreement did not include the acquisition of Cartwright's cash. In addition, the pro forma statement of income assumes the use of approximately $6.7 million under the Company's revolving line of credit to fund the acquisition. The Company's line of credit bears interest at a rate of LIBOR plus 1.75%. This results in interest expense of approximately $508,600 for the year ended March 29, 1996.

(D)  Income Taxes

The provision for income taxes adjusts for the tax impact of the change of Cartwright from a Subchapter S Corporation to a C Corporation for tax purposes. This adjustment utilizes a 37.5% effective rate, resulting in pro forma income taxes of approximately $422,800. In addition, the pro forma statement of income includes the tax effect of the pro forma adjustments, resulting in a pro forma tax benefit of approximately $191,000.

                                 Exhibit Index


Exhibit No.

2 Asset Purchase Agreement dated May 7, 1996, by and between TESSCO Technologies Incorporated and Cartwright Communications Company (incorporated by reference to the Current Report on Form 8-K, dated June 3, 1996 filed by the Company on June 13, 1996).

23.1     Consent of Arthur Andersen LLP

         (c) Exhibits

         Exhibit No.

         2 Asset Purchase Agreement dated May 7, 1996, by and between TESSCO Technologies Incorporated and Cartwright Communications Company (incorporated by reference to the Current Report on Form 8-K, dated June 3, 1996 filed by the Company on June 13,
                  1996).

         23.1     Consent of Arthur Andersen LLP

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TESSCO Technologies Incorporated



Date: August 8, 1996               By:  /s/ Gerald T. Garland
                                      ----------------------------------
                                        Gerald T. Garland
                                        Chief Financial Officer and Treasurer